                                                                     EXHIBIT 4.1

                        UNDERWRITER'S WARRANT AGREEMENT

          THIS UNDERWRITER'S WARRANT AGREEMENT (the "Agreement"), dated as of October __, 1996 is made and entered into by and between JAVELIN SYSTEMS, INC., a Delaware corporation (the "Company"), and MERIDIAN CAPITAL GROUP, INC. (the "Warrantholder").

   The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for a purchase price of $.0001 per warrant, warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 85,000 shares, subject to adjustment pursuant to the terms hereof (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), in connection with a public offering (the "Public Offering") by the Company of up to 850,000 shares of Common Stock pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of October 25, 1996 between the Company and the Warrantholder. The Warrants will be issued and sold hereunder at the rate of one Warrant to purchase one share of Common Stock for each 10 shares of Common Stock sold pursuant to the Underwriting Agreement, up to a maximum aggregate of 85,000 Warrants, and shall be issued in the name of the Warrantholder. The purchase and sale of the Warrants shall occur on the First Closing Date, as defined in the Underwriting Agreement.

   In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

   Section 1. Transferability and Form of Warrants.

      1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued. The Company may deem and treat the Warrantholder of record as the owner of the Warrants for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes.

      1.2 Transfer. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Tustin, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer, and if reasonably determined by counsel to the Company, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from registration under the Securities Act of 1933, as amended (the "Act"). Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto, and the surrendered Warrants shall be canceled by the Company.

      1.3 Limitations on Transfer of the Warrants. The Warrants shall not be sold, transferred, assigned or hypothecated by the Warrantholder, until October __, 1997, except that the Warrants may be transferred, in whole or in part, to (i) one or more persons, each of whom on the date of transfer is an officer or partner of the Warrantholder; (ii) a successor to the Warrantholder in merger or consolidation; (iii) a purchaser of all or substantially all of the Warrantholder's assets; or (iv) any person receiving the Warrants from one or more of the persons listed in this subsection 1.3 at such person's or persons' death pursuant to a will or trust or the laws of intestate succession. After one year, a transfer of a Warrant may occur if the Warrant is exercised immediately upon transfer, if the Warrant is not exercised immediately upon such transfer, the Warrant shall lapse. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement. The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, other than to persons or entities identified in clauses
(i) through (iv), inclusive, of this Section 1.3, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel, reasonably satisfactory to the Warrantholder, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company, with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

      1.4 Form of Warrants. The text of the Warrants and the form of election to purchase Shares shall be substantially as sct forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

      The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

      1.5 Legend on Shares. Each Warrant certificate and certificate of Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective registration statement under the Act:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. In addition, if the Shares deliverable upon exercise of any Warrants are not subject to a currently effective Registration Statement under the Act, the Warrantholder shall deliver to the Company such representations and certifications as the Company, or the Company's counsel, shall reasonably require in order to comply with applicable federal and state securities laws for the issuance of such Shares.

      Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested and the Warrants so surrendered for exchange shall be canceled by the Company.

      Section 3. Term of Warrants; Exercise of Warrants.

      3.1 Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on October __, 1997 and ending at 5:00 p.m., Pacific Time, on October __, 2001 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrantholder). Payment of the aggregate Warrant Price shall be made in cash, by check, or as set forth in Section 3.3

      3.2 The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part. Any Warrants not surrendered to the Company for exercise in accordance with this Section 3.1 prior to 5:00 p.m., Pacific Time, on the Termination Date shall be void.

      3.2 The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender; provided that if the Shares deliverable upon exercise of any Warrants are not subject to a currently effective Registration Statement under the Act, the Warrantholder has delivered such representations and certifications as the Company, or the Company's counsel, may reasonably require pursuant to Section 1.5 hereof. In the event that the Warrants are exercised in part, the Company at its expense will execute and deliver new Warrants of like tenor exercisable for the number of Shares for which the Warrants may then be exercised.

      3.3 In lieu of exercising the Warrants, the Warrantholder may elect to receive Shares equal to the value of the Warrants (or the portion thereof being canceled) by the surrender of the Warrants at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

                 Y (A - B)
                 ---------
          X=         A

      Where

      X - The number of Shares to be issued to Warrantholder.

      Y - The number of Shares purchasable under the Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled on such date.

      A - The Current Market Price of one share of the Company's Common Stock (as defined in Section 9).

      B - Warrant Price (as adjusted to the date of such calculations).

      Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Shares; provided, however, that the Company shall not be required to pay any tax which may be payable with respect to any secondary transfer of the Warrants or the Shares.

      Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant.

      Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants.

      Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $6.25 subject to further adjustment pursuant to Section 8 hereof.

      Section 8. Adjustments. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      8.1 Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of the Warrants and payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Shares deliverable upon exercise of the Warrants would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if the Warrants had been exercised immediately before consummation of such reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the Warrantholder after the reorganization, merger, consolidation or sale to the end that the provisions of the Warrants (including adjustment of the Warrant Price then in effect and the number of Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Warrants.

      8.2 Splits, Subdivisions and Dividends. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of Shares shall be appropriately increased in proportion to such increase of outstanding shares.

      8.3 Combination or Reverse Split of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of, or a reverse split affecting, the outstanding shares of Common Stock, the Warrant Price shall be appropriately increased and the number of Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

      8.4 No Adjustment. No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.4 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

      8.5 Notice of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

      Section 9. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term, "Current Market Price" shall mean the average of the per share closing bid prices of the Company's Common Stock quoted in the Over-the-Counter Market summary or the average of the per share closing prices quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal (or, if not so
                                        -------------------
reported, as otherwise reported by the Nasdaq System) for five (5) trading days prior to the date notice of exercise is given to the Company. If trading in the Common Stock is not reported by the Nasdaq system, the bid price referred to above shall be the average of the lowest bid price for five (5) trading days as reported in the "pink sheets" published by the National Quotation Bureau, Incorporated. If the Common Stock is quoted on the Nasdaq National Market or listed on any exchange, the closing price referred to above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices.

      Section 10.  No Rights as Stockholder; Notices to Warrantholders.
Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its respective transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

      (a)  any action which would require an adjustment pursuant to Section 8;
or

      (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed:

      then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

      Section 11.  Registration Rights.

      11.1 Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of security holders of the Company on a registration statement on form S-1, S-2, S-3, SB-1 or SB-2, the Company will (i) promptly give to each Warrantholder and each holder of Shares, at their respective addresses as they appear on the records of the Company, written notice thereof and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request made by any Warrantholder or holder of Shares within thirty
(30) days after delivery of the written notice from the Company. Such written request may specify some or all of a Warrantholder's Shares. The Company shall be obligated to include such Shares in the registration only for the seven year period ending October __, 2003.

      11.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrantholder or holder of Shares as a part of the written notice given. In such event the right of any Warrantholder or holder of Shares to registration pursuant to Section 11.1 shall be conditioned upon such Warrantholder's or holder of Shares participation in such underwriting and the inclusion of such Warrantholder's (or holder of Shares) Shares in the underwriting to the extent provided herein.

      11.3 Request for Registration. In addition to any registration statement filed pursuant to Section 11.1 above, during the four-year period beginning on October __, 1997 and ending on October __, 2001, the Company will, as promptly as practicable (but in any event within 60 days), after written request (the "Request") by the Warrantholder, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrants) at least 50% of the Shares which have been (or may be) issued upon exercise of the Warrants, prepare and file at its own expense a registration statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Shares and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of ninety (90) days from the effective date of the Registration Statement (the "Minimum Period"). The Company shall be obligated to file and have declared effective a total of only one registration statement pursuant to a Request hereunder.

      11.4 Expenses. All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement under this Section 11 (or obtaining the opinion of counsel and any no-action position of the Commission with respect to sales under Rule 144) and in complying with applicable securities and Blue Sky laws shall be borne by the Company including reasonable fees of one counsel for the Warrantholder or holder of Shares. The Company at its expense will supply any Warrantholder and any holder of Shares with copies of such registration statement and the prospectus included therein and other related documents, and any opinions and no-action letters in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

      11.5 The Company agrees that until all Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

      Section 12.  Indemnification.

      12.1 In the event of the filing of any registration statement with respect to the Shares pursuant to Section 11 hereof, the Company will indemnify the Warrantholder, its officers, directors and partners, legal counsel and accountants and each person controlling such Warrantholder within the meaning of
Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 11 hereof, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Warrantholder, its officers, directors, partners, legal counsel and accountants and each person controlling such Warrantholder, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Warrantholder and stated to be specifically for use therein.

      12.2 The Warrantholder will, if Shares held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its directors, officers, partners, legal counsel and accountants, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Warrantholder; provided, however, that the obligations of the Warrantholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Warrantholder (which consent shall not be unreasonably withheld).

      12.3 Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

      Section 13. Contribution. If the indemnification provided for in Section 12 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

      (a) If to the Warrantholder or a holder of Shares addressed to Meridian Capital Group, Inc., 4675 MacArthur Court, Suite 1250, Newport Beach, California 92660, Attention: Mr. Steve Spencer.

      (b) If to the Company addressed to it at 2882C Walnut Avenue, Tustin, California 92780, Attention: President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

      Section 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 16. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8 are complied with.

      Section 17. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

      Section 18. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

      Section 19. Amendments. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Warrantholder.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

JAVELIN SYSTEMS, INC.


By:
     Name: Richard P. Stack
     Title: President

MERIDIAN CAPITAL GROUP, INC.



By:
     Name: Jeffrey L. Gottfredson
     Title: Chief Executive Officer

                                                                       Exhibit A


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT
    PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN
                     COMPLIANCE WITH THE AGREEMENT PURSUANT
                           TO WHICH THEY WERE ISSUED


                                                  Warrant Certificate No. ______


               UNDERWRITER'S WARRANT TO PURCHASE 85,000 SHARES
                                OF COMMON STOCK

                             VOID AFTER 5:00 P.M.
                       PACIFIC TIME ON OCTOBER __, 2001

                             JAVELIN SYSTEMS, INC.

                          INCORPORATED UNDER THE LAWS
                           OF THE STATE OF DELAWARE

      This certifies that, for value received, Meridian Capital Group, Inc., the registered holder hereof or assigns ("Warrantholder"), is entitled to purchase from JAVELIN SYSTEMS, INC. (the "Company"), at any time during the period commencing at 9:00 a.m., Pacific Time, on October __, 1997, and before 5:00 p.m., Pacific Time, October __, 2001 at the purchase price per share of $6.25 (the "Warrant Price"), the number of Shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Underwriter's Warrant Agreement referred to below.

      The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company pursuant to the terms of the Underwriter's Warrant Agreement.

      The Warrant evidenced hereby represent the right to purchase an aggregate of up to 85,000 Shares, subject to certain adjustments, and are issued under and in accordance with a Underwriter's Warrant Agreement, dated as of October __, 1996 (the "Underwriter's Warrant Agreement"), between the Company and Meridian Capital Group, Inc. and are subject to the terms and provisions contained in the Underwriter's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

      Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares of Common Stock as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Underwriter's Warrant Agreement.

    This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                                           JAVELIN SYSTEMS, INC.

                                               By: _____________________________

    Dated:  October __, 1996

                             JAVELIN SYSTEMS, INC.
                                 PURCHASE FORM

    JAVELIN SYSTEMS, INC.
    2882C Walnut Avenue
    Tustin, California 92780

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________________ Shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

    ----------------------------------------------------------------------
                          (Please Print or Type Name)

    ----------------------------------------------------------------------
                         (Address, including zip code)

    ----------------------------------------------------------------------
                     (Social Security No. or Tax I.D. No.)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
or Assignee:
             -------------------------------------------------------------
                                    (Please Print)

Address:
         -----------------------------------------------------------------
Signature:                                            Dated:
         -------------------------------------------        --------------

Note:    The signature on this purchase must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:
                                ------------------------------------------

          (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                  ASSIGNMENT

                (To be signed only upon assignment of Warrants)

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

         (Name and Address of Assignee Must Be Printed or Typewritten)

                        Social Security No.                         No. of
Name of Assignee          or Tax I.D. No.         Address           Shares

----------------        -------------------  --------------------   ------
                                             --------------------
                                             --------------------

and does hereby irrevocably constitute and appoint
                                                   ----------------------------
Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------------------                  ------------------------------
                                                  Signature of Registered Holder

Note: The signature on this assignment must correspond with the names as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

        Signature Guaranteed:
                              --------------------------------------------------

        (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                  SCHEDULE I

                       Initial Distribution of Warrants
                       --------------------------------

         Name                                                      Amount
         ----                                                      ------
Meridian Capital Group, Inc.                                        100%

         Total                                                      100%
